Exhibit 99.1

Apple Hospitality REIT, Inc. Reports Results of Operations for First Quarter 2016
First Quarter Comparable Hotels RevPAR increased 4.0%; First Quarter Adjusted EBITDA increased 10.6%;
First Quarter Modified Funds from Operations per share increased 17.6%

Richmond, VA – May 5, 2016 – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter of 2016.

Justin Knight, President and Chief Executive Officer, commented, “We are pleased with our Company’s performance in the first quarter. Our highly diversified portfolio of upscale hotels produced solid Comparable Hotels RevPAR growth of 4.0 percent and Adjusted EBITDA growth of 10.6 percent, despite a calendar shift and slower national economic growth. Our broad geographic presence, with a diverse mix of demand generators, and our focus on Hilton and Marriott select service and extended stay hotels were key to our results in the quarter. With occupancies strong across the majority of our hotels, the continued focus of our asset managers and management companies on rate growth and operating cost control yielded an increase in Comparable Hotels Adjusted Hotel EBITDA Margin of 60 basis points. 2016 is off to a good start for the Company and we believe our hospitality platform and focus positions us to perform well for the remainder of the year. ”

Selected Statistical and Financial Data
As of and For the Three Months Ended March 31
(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended March 31,
	2016	2015	% Change

Comparable Hotels ADR	$133.16	$127.69	4.3%
Comparable Hotels Occupancy	74.1%	74.3%	-0.3%
Comparable Hotels RevPAR	$98.66	$94.90	4.0%

Adjusted EBITDA	$78,610	$71,103	10.6%
Comparable Hotels Adjusted Hotel EBITDA	$83,438	$78,852	5.8%
Comparable Hotels Adjusted Hotel EBITDA Margin	37.2%	36.6%	60 bps
Modified funds from operations (MFFO)	$69,314	$62,824	10.3%
MFFO per share	$0.40	$0.34	17.6%
Net income	$34,686	$43,867	-20.9%
Net income per share	$0.20	$0.24	-16.7%

Distributions paid	$52,360	$63,417	-17.4%
Distributions paid per share	$0.30	$0.34	-11.8%

Total debt outstanding	$1,025,517
Net debt to trailing twelve month Adjusted EBITDA	3.1

(1) Explanations of and reconciliations to Net Income of Adjusted EBITDA, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included at the end of this release.

Apple Hospitality defines metrics from “Comparable Hotels” as results generated by the 179 hotels owned as of March 31, 2016. For hotels acquired during the period, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Hotel Portfolio Overview

Apple Hospitality owns a highly diversified hotel portfolio, which helps insulate the revenue stream of the Company from regional economic dislocations that may occur from time to time. As of March 31, 2016, Apple Hospitality owned 179 hotels, with 22,961 rooms, comprised of 95 Marriott® branded hotels and 84 Hilton® branded hotels, with locations in more than 80 MSAs across 32 states.

Transactional Activity

In April 2016, the Company announced Apple Hospitality and Apple REIT Ten, Inc. (“Apple Ten”) had entered into a definitive merger agreement. The transaction would join two highly complementary select service hotel portfolios with a combined asset base consisting of 235 hotels and 30,170 guestrooms geographically diversified across 95 MSAs throughout 33 states. Apple Ten owns 56 hotels with 7,209 guestrooms. Under the merger agreement, each outstanding Unit of Apple Ten (consisting of one common share of Apple Ten and one Series A preferred share of Apple Ten) would be exchanged for combined consideration of $1.00 in cash and 0.522 shares of the Company’s common stock, and each Apple Ten Series B convertible preferred share would receive the same consideration on an as-converted basis. Also under the merger agreement, the Company would assume all of Apple Ten’s assets and liabilities at closing. The merger agreement provides Apple Ten with a 45-day go-shop period, during which Apple Ten can actively solicit alternative proposals from third parties. The go-shop period concludes on May 28, 2016. The transaction is contingent upon the approval by shareholders of both companies, receipt of certain lender and other third party approvals and satisfaction of other customary closing conditions, therefore there is no assurance that the merger will occur. If all conditions to closing are satisfied, the transaction is expected to close in the third quarter of 2016.

In a continued effort to enhance Apple Hospitality’s portfolio, the Company has agreements for the potential purchase of four additional hotels, all of which are under construction, for a total purchase price of approximately $81 million. The hotels currently under contract include:  a 128-room Home2 Suites by Hilton® in Atlanta, GA; a 124-room Courtyard by Marriott® in Fort Worth, TX; and a dual-branded 210-room Hilton Garden Inn® and Home2 Suites by Hilton® property in Birmingham, AL. Although the Company is working towards acquiring these hotels, there are conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on any of these hotels will occur under the outstanding purchase contracts. If closing conditions are satisfied, the Company anticipates closing on the acquisitions of these hotels in 2016 and 2017.

Capital Improvements

Apple Hospitality consistently reinvests in its properties in order to maintain their relevance and competitiveness within their markets. During the first quarter of 2016, the Company invested approximately $19 million in capital expenditures for existing hotels and anticipates investing an additional $30 to $40 million during the remainder of 2016, which includes various scheduled renovation projects for approximately 20 properties.

Balance Sheet

As of March 31, 2016, Apple Hospitality had approximately $1.0 billion of total indebtedness with a current combined weighted average interest rate of approximately 3.5% for the remainder of 2016. Excluding unamortized debt issuance costs and fair value adjustments, the total indebtedness is comprised of approximately $429 million in property-level debt (35 hotels) and $597 million outstanding on its $965 million unsecured credit facility.  Apple Hospitality’s undrawn capacity on its revolving credit facility at March 31, 2016 was approximately $368 million. The Company’s net debt to trailing twelve months Adjusted EBITDA ratio at March 31, 2016 was 3.1 times, which provides Apple Hospitality with

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com financial flexibility to fund capital requirements and pursue opportunities in the marketplace, including the potential merger with Apple Ten.

In April 2016, the Company entered into a $150 million unsecured term loan facility. The facility is comprised of a $100 million seven-year term loan and a $50 million five-year term loan.  The primary purpose of the loans is to fund maturing secured mortgage debt. At closing the Company borrowed $50 million under the facility. The facility provides a delayed draw feature which allows the Company to draw the remaining availability by October 5, 2016. The interest rates on the loans are variable and are based on one-month LIBOR plus a spread based on the Company’s leverage ratio and ranges from 1.80% to 2.60% for the seven-year loan and from 1.45% to 2.20% for the five-year loan. Also in April 2016, the Company entered into two forward interest rate swap agreements with the same notional amounts as the term loans, which become effective in September 2016.  The swaps effectively fix the interest rates on the seven-year and five-year loans at 3.13% and 2.54%, respectively.  The term loans are subject to similar requirements and covenants as the Company’s $965 million unsecured credit facility.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended March 31, 2016.  Based on the Company’s common share closing price of $18.81 on May 3, 2016, the annualized distribution of $1.20 per common share represents an annual yield of approximately 6.4%. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2016 Outlook

Apple Hospitality is reaffirming its operational and financial outlook for 2016. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account the impact of the proposed merger with Apple Ten or any unanticipated developments in its business or changes in its operating environment. For the full year 2016, the Company anticipates:

	2016 Guidance
	Low-End	High- End

Comparable Hotels RevPAR Growth	3.5%	5.5%

Adjusted EBITDA	$340 Million	$360 Million

Earnings Call

The Company will host a quarterly conference call for investors and interested parties on Friday, May 6, 2016, at         9:00 a.m. Eastern Time. The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the investor information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 p.m. Eastern Time on May 6, 2016, through midnight Eastern Time on May 20, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13635313. The archive of the webcast will be available on the Company's website for a limited time.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company’s portfolio consists of 179 hotels, with approximately 22,950 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 32 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of the Company and Apple Ten to obtain the required shareholder or other third-party approvals to consummate the proposed merger; the satisfaction or waiver of other conditions in the merger agreement; the risk that the merger or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that may be instituted against Apple Hospitality, Apple Ten or others related to the merger agreement; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
(804) 727-6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Investment in real estate, net of accumulated depreciation of $456,266 and $423,057, respectively	$3,627,296	$3,641,767
Restricted cash-furniture, fixtures and other escrows	20,806	22,651
Due from third party managers, net	43,027	24,743
Other assets, net	31,945	33,614
Total Assets	$3,723,074	$3,722,775

Liabilities
Revolving credit facility	$171,900	$114,800
Term loans	421,647	421,444
Mortgage debt	427,495	461,859
Accounts payable and other liabilities	73,426	77,614
Total Liabilities	1,094,468	1,075,717

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 174,665,236 and 174,368,340 shares, respectively	3,506,514	3,500,584
Accumulated other comprehensive loss	(8,751)	(2,057)
Distributions greater than net income	(869,157)	(851,469)
Total Shareholders' Equity	2,628,606	2,647,058

Total Liabilities and Shareholders' Equity	$3,723,074	$3,722,775

Note:
The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2016.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income
 (Unaudited) (in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Room	$206,150	$192,013
Other	18,337	18,339
Total revenue	224,487	210,352

Expenses:
Operating	56,829	54,605
Hotel administrative	18,198	17,156
Sales and marketing	18,019	17,098
Utilities	7,600	8,158
Repair and maintenance	9,084	9,169
Franchise fees	9,445	8,822
Management fees	8,037	7,505
Property taxes, insurance and other	12,452	11,561
Ground lease	2,466	2,501
General and administrative	4,828	5,547
Transaction costs	293	1,224
Depreciation	33,484	30,719
Total expenses	180,735	174,065

Operating income	43,752	36,287

Interest and other expense, net	(8,803)	(7,737)
Gain on sale of real estate	-	15,629

Income before income taxes	34,949	44,179

Income tax expense	(263)	(312)

Net income	$34,686	$43,867

Other comprehensive income (loss):
Unrealized loss on interest rate derivatives	(6,694)	(274)

Comprehensive income	$27,992	$43,593

Basic and diluted net income per common share	$0.20	$0.24

Weighted average common shares outstanding - basic and diluted	174,666	186,446

Note:
The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2016.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended March 31,
	2016	2015	% Change

Room revenue	$206,150	$194,682	5.9%
Other revenue	18,434	20,791	-11.3%
Total revenue	224,584	215,473	4.2%

Total operating expenses	141,146	136,621	3.3%

Adjusted Hotel EBITDA	$83,438	$78,852	5.8%
Adjusted Hotel EBITDA Margin %	37.2%	36.6%	60 bps

ADR	$133.16	$127.69	4.3%
Occupancy	74.1%	74.3%	-0.3%
RevPAR	$98.66	$94.90	4.0%

Reconciliation to Actual Results

Total Revenue (Actual)	$224,487	$210,352
Revenue from acquisitions prior to ownership	-	10,390
Revenue from dispositions	-	(7,127)
Lease revenue intangible amortization	97	1,858
Comparable Hotels Total Revenue	$224,584	$215,473

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$83,438	$76,650
AHEBITDA from acquisitions prior to ownership	-	4,259
AHEBITDA from dispositions	-	(2,057)
Comparable Hotels AHEBITDA	$83,438	$78,852

Note:
Comparable Hotels is defined as the 179 hotels owned by the Company as of March 31, 2016.  For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes.

Reconciliation of Net Income to Non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Quarterly Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended
	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016

Room revenue	$209,051	$210,503	$179,870	$194,682	$224,168	$227,648	$193,148	$206,150
Other revenue	19,893	18,751	19,559	20,791	20,343	19,142	20,290	18,434
Total revenue	228,944	229,254	199,429	215,473	244,511	246,790	213,438	224,584

Total operating expenses	138,551	140,683	129,341	136,621	146,402	148,172	138,535	141,146

Adjusted Hotel EBITDA	$90,393	$88,571	$70,088	$78,852	$98,109	$98,618	$74,903	$83,438
Adjusted Hotel EBITDA Margin %	39.5%	38.6%	35.1%	36.6%	40.1%	40.0%	35.1%	37.2%

ADR	$125.67	$126.89	$121.59	$127.69	$131.97	$133.91	$127.12	$133.16
Occupancy	81.0%	79.9%	71.0%	74.3%	81.9%	80.6%	71.9%	74.1%
RevPAR	$101.75	$101.36	$86.30	$94.90	$108.09	$107.93	$91.43	$98.66

Reconciliation to Actual Results

Total Revenue (Actual)	$232,568	$231,884	$202,323	$210,352	$234,374	$240,555	$213,033	$224,487
Revenue from acquisitions prior to ownership	10,467	10,867	8,930	10,390	10,402	6,268	438	-
Revenue from dispositions	(14,261)	(13,639)	(11,966)	(7,127)	(232)	-	-	-
Lease revenue intangible amortization	170	142	142	1,858	(33)	(33)	(33)	97
Comparable Hotels Total Revenue	$228,944	$229,254	$199,429	$215,473	$244,511	$246,790	$213,438	$224,584

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$92,056	$89,252	$71,073	$76,650	$93,805	$95,738	$74,790	$83,438
AHEBITDA from acquisitions prior to ownership	3,988	4,309	2,987	4,259	4,270	2,880	113	-
AHEBITDA from dispositions	(5,651)	(4,990)	(3,972)	(2,057)	34	-	-	-
Comparable Hotels AHEBITDA	$90,393	$88,571	$70,088	$78,852	$98,109	$98,618	$74,903	$83,438

Note:
Comparable Hotels is defined as the 179 hotels owned by the Company as of March 31, 2016.  For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes.

Reconciliation of Net Income to Non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Reconciliation of Net Income to Non-GAAP Financial Measures

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income, cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Reconciliation of Net Income to FFO and MFFO
(Unaudited) (in thousands)

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains or losses from sales of real estate, extraordinary items as defined by GAAP, the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated partnerships and joint ventures.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.  The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the NAREIT definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including: (i) the exclusion of transaction costs as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels.  The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months ended March 31, 2016 and 2015 (in thousands).

	Three Months Ended
	March 31,
	2016	2015
Net income	$34,686	$43,867
Depreciation of real estate owned	33,254	30,489
Gain on sale of real estate	-	(15,629)
Amortization of favorable and unfavorable leases, net	262	2,023
Funds from operations	68,202	60,750
Transaction costs	293	1,224
Non-cash straight-line ground lease expense	819	850
Modified funds from operations	$69,314	$62,824

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA
(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income excluding interest, income taxes and depreciation and amortization.  The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

The Company considers the exclusion of certain additional items from EBITDA useful, including: (i) the exclusion of transaction costs and gains or losses from sales of real estate as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels.

The following table reconciles the Company’s GAAP net income to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA for the three months ended March 31, 2016 and 2015 (in thousands).

	Three Months Ended
	March 31,
	2016	2015
Net income	$34,686	$43,867
Depreciation	33,484	30,719
Amortization of favorable and unfavorable leases, net	262	2,023
Interest and other expense, net	8,803	7,737
Income tax expense	263	312
EBITDA	77,498	84,658
Transaction costs	293	1,224
Gain on sale of real estate	-	(15,629)
Non-cash straight-line ground lease expense	819	850
Adjusted EBITDA	$78,610	$71,103
General and administrative expense	4,828	5,547
Adjusted Hotel EBITDA	$83,438	$76,650

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Debt Summary
(Unaudited) ($ in thousands)
March 31, 2016

	April 1, 2016 - December 31, 2016	2017	2018	2019	2020	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$90,655	$96,245	$6,866	$199,215	$431,888	$200,648	$1,025,517	$1,023,029
Average interest rates	3.5%	3.3%	3.1%	3.2%	3.7%	4.5%

Variable rate debt:
Maturities	$585	$36,945	$-	$171,900	$425,000	$-	$634,430	$635,549
Average interest rates (1)	2.7%	2.6%	2.6%	2.7%	2.8%	n/a

Fixed rate debt:
Maturities	$90,070	$59,300	$6,866	$27,315	$6,888	$200,648	$391,087	$387,480
Average interest rates	4.9%	4.7%	4.6%	4.5%	4.5%	4.5%

(1) The average interest rate gives effect to interest rate swaps, as applicable.

Note:
See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2016.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Three Months ended March 31
(Unaudited)

Region/State		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change	Q1 2016
East North Central
Illinois	4	61.0%	67.5%	(9.6)%	$129.77	$125.57	3.3%	$79.20	$84.74	(6.5)%	1.9%
Indiana	2	72.5%	71.7%	1.1%	$106.12	$99.35	6.8%	$76.97	$71.27	8.0%	0.8%
Michigan	1	69.6%	72.2%	(3.6)%	$136.24	$121.85	11.8%	$94.83	$87.97	7.8%	0.7%
Ohio	1	63.5%	62.8%	1.1%	$120.15	$122.14	(1.6)%	$76.26	$76.67	(0.5)%	0.4%
East North Central Total	8	64.9%	68.4%	(5.2)%	$123.96	$118.90	4.3%	$80.41	$81.33	(1.1)%	3.8%

East South Central
Alabama	10	71.4%	70.0%	2.0%	$108.54	$106.14	2.3%	$77.48	$74.27	4.3%	3.1%
Mississippi	2	68.9%	78.5%	(12.3)%	$109.28	$107.71	1.5%	$75.26	$84.58	(11.0)%	0.5%
Tennessee	6	80.7%	79.4%	1.6%	$143.00	$141.34	1.2%	$115.43	$112.29	2.8%	4.2%
East South Central Total	18	74.8%	74.4%	0.5%	$122.97	$120.81	1.8%	$91.93	$89.90	2.3%	7.8%

Middle Atlantic
New Jersey	5	68.6%	65.6%	4.6%	$134.25	$129.28	3.8%	$92.06	$84.77	8.6%	2.0%
New York	4	74.7%	72.1%	3.6%	$168.87	$169.82	(0.6)%	$126.13	$122.46	3.0%	0.0%
Pennsylvania	3	57.4%	59.7%	(3.7)%	$145.35	$139.93	3.9%	$83.47	$83.48	0.0%	1.2%
Middle Atlantic Total	12	67.9%	66.4%	2.3%	$149.90	$147.06	1.9%	$101.84	$97.62	4.3%	3.2%

Mountain
Arizona	7	82.5%	81.5%	1.2%	$131.36	$130.65	0.5%	$108.33	$106.47	1.7%	5.5%
Colorado	2	65.1%	72.2%	(9.8)%	$125.19	$122.53	2.2%	$81.49	$88.44	(7.9)%	0.9%
Idaho	2	76.0%	64.7%	17.4%	$119.95	$109.58	9.5%	$91.13	$70.90	28.5%	1.9%
Utah	2	64.1%	70.7%	(9.4)%	$104.02	$104.96	(0.9)%	$66.64	$74.24	(10.2)%	0.5%
Mountain Total	13	76.1%	75.0%	1.5%	$124.89	$122.13	2.3%	$95.07	$91.56	3.8%	8.8%

New England
Massachusetts	4	69.6%	66.9%	4.1%	$126.16	$118.44	6.5%	$87.81	$79.19	10.9%	1.6%
New England Total	4	69.6%	66.9%	4.1%	$126.16	$118.44	6.5%	$87.81	$79.19	10.9%	1.6%

Pacific
Alaska	1	66.8%	81.6%	(18.1)%	$155.13	$156.52	(0.9)%	$103.63	$127.69	(18.8)%	0.4%
California	23	84.0%	79.8%	5.2%	$157.31	$137.05	14.8%	$132.08	$109.39	20.7%	22.0%
Washington	4	73.0%	80.4%	(9.2)%	$151.88	$149.78	1.4%	$110.89	$120.43	(7.9)%	3.1%
Pacific Total	28	81.6%	80.0%	2.0%	$156.50	$139.94	11.8%	$127.67	$111.93	14.1%	25.5%

South Atlantic
Florida	16	87.8%	88.8%	(1.1)%	$154.48	$149.10	3.6%	$135.62	$132.39	2.4%	14.4%
Georgia	5	72.0%	75.5%	(4.5)%	$107.23	$103.81	3.3%	$77.25	$78.34	(1.4)%	1.5%
Maryland	2	62.7%	53.0%	18.4%	$117.34	$117.53	(0.2)%	$73.58	$62.27	18.2%	0.6%
North Carolina	9	70.4%	69.6%	1.1%	$104.09	$101.89	2.2%	$73.30	$70.94	3.3%	3.0%
South Carolina	3	75.5%	73.2%	3.2%	$109.43	$107.09	2.2%	$82.67	$78.37	5.5%	1.1%
Virginia	14	66.9%	66.0%	1.3%	$121.46	$116.37	4.4%	$81.26	$76.86	5.7%	6.8%
South Atlantic Total	49	74.8%	74.5%	0.5%	$129.31	$125.15	3.3%	$96.76	$93.21	3.8%	27.4%

West North Central
Kansas	4	58.8%	67.5%	(12.9)%	$105.42	$102.71	2.6%	$62.00	$69.35	(10.6)%	0.6%
Minnesota	1	69.1%	64.2%	7.6%	$99.72	$100.75	(1.0)%	$68.90	$64.70	6.5%	0.2%
Missouri	4	67.4%	72.6%	(7.1)%	$122.67	$123.82	(0.9)%	$82.74	$89.91	(8.0)%	1.8%
Nebraska	1	67.1%	72.2%	(7.0)%	$122.69	$120.70	1.6%	$82.38	$87.13	(5.5)%	0.6%
West North Central Total	10	64.7%	70.0%	(7.6)%	$115.08	$114.54	0.5%	$74.45	$80.23	(7.2)%	3.2%

West South Central
Arkansas	4	59.2%	61.6%	(3.8)%	$113.05	$112.97	0.1%	$66.97	$69.53	(3.7)%	1.1%
Louisiana	4	75.2%	80.0%	(6.1)%	$133.39	$136.97	(2.6)%	$100.24	$109.60	(8.5)%	2.7%
Oklahoma	1	75.1%	77.1%	(2.7)%	$144.73	$141.31	2.4%	$108.67	$108.99	(0.3)%	1.1%
Texas	28	74.0%	75.9%	(2.5)%	$123.79	$123.80	(0.0)%	$91.60	$93.98	(2.5)%	13.8%
West South Central Total	37	72.9%	75.2%	(3.1)%	$125.12	$125.44	(0.3)%	$91.18	$94.30	(3.3)%	18.7%

Total Portfolio	179	74.1%	74.3%	(0.3)%	$133.16	$127.69	4.3%	$98.66	$94.90	4.0%	100.0%

Note: State categorization is based on STR, Inc. census region designation.

Page | 13
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Trailing Twelve Months ended March 31
(Unaudited)

Region/State		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	TTM 2016	TTM 2015	% Change	TTM 2016	TTM 2015	% Change	TTM 2016	TTM 2015	% Change	TTM 2016
East North Central
Illinois	4	73.0%	74.7%	(2.3)%	$133.16	$125.33	6.2%	$97.24	$93.66	3.8%	2.7%
Indiana	2	76.5%	75.6%	1.2%	$118.10	$104.11	13.4%	$90.33	$78.68	14.8%	1.0%
Michigan	1	75.3%	75.6%	(0.4)%	$131.02	$121.11	8.2%	$98.70	$91.57	7.8%	0.7%
Ohio	1	67.4%	70.6%	(4.5)%	$122.27	$120.48	1.5%	$82.44	$85.03	(3.0)%	0.5%
East North Central Total	8	73.4%	74.5%	(1.5)%	$128.32	$119.68	7.2%	$94.12	$89.16	5.6%	4.9%

East South Central
Alabama	10	73.4%	72.2%	1.7%	$108.82	$105.96	2.7%	$79.90	$76.52	4.4%	3.1%
Mississippi	2	74.7%	78.3%	(4.6)%	$109.16	$108.67	0.5%	$81.50	$85.07	(4.2)%	0.6%
Tennessee	6	84.4%	82.8%	2.0%	$146.02	$141.22	3.4%	$123.26	$116.92	5.4%	4.4%
East South Central Total	18	77.8%	76.9%	1.2%	$124.44	$120.88	2.9%	$96.79	$92.91	4.2%	8.1%

Middle Atlantic
New Jersey	5	78.6%	74.7%	5.1%	$135.32	$132.59	2.1%	$106.30	$99.08	7.3%	2.7%
New York	4	81.5%	80.1%	1.7%	$201.75	$197.18	2.3%	$164.35	$157.97	4.0%	1.7%
Pennsylvania	3	68.5%	67.8%	1.0%	$144.12	$141.86	1.6%	$98.70	$96.15	2.6%	1.8%
Middle Atlantic Total	12	77.1%	74.9%	2.9%	$161.83	$158.83	1.9%	$124.72	$118.93	4.9%	6.2%

Mountain
Arizona	7	67.9%	66.4%	2.3%	$104.55	$101.85	2.7%	$70.97	$67.58	5.0%	2.5%
Colorado	2	82.0%	81.0%	1.3%	$128.24	$123.32	4.0%	$105.15	$99.86	5.3%	1.3%
Idaho	2	78.9%	71.9%	9.6%	$118.31	$107.25	10.3%	$93.29	$77.13	20.9%	1.8%
Utah	2	73.2%	77.2%	(5.2)%	$104.19	$99.79	4.4%	$76.28	$77.07	(1.0)%	0.7%
Mountain Total	13	73.0%	71.1%	2.7%	$111.39	$106.02	5.1%	$81.28	$75.35	7.9%	6.3%

New England
Massachusetts	4	78.0%	78.0%	0.0%	$127.11	$116.53	9.1%	$99.20	$90.95	9.1%	1.9%
New England Total	4	78.0%	78.0%	(0.0)%	$127.11	$116.53	9.1%	$99.20	$90.95	9.1%	1.9%

Pacific
Alaska	1	79.7%	87.0%	(8.3)%	$207.77	$195.42	6.3%	$165.63	$169.95	(2.5)%	1.3%
California	23	83.9%	80.8%	3.9%	$148.06	$135.23	9.5%	$124.26	$109.21	13.8%	18.3%
Washington	4	81.3%	84.8%	(4.1)%	$175.84	$167.55	4.9%	$143.03	$142.17	0.6%	4.6%
Pacific Total	28	83.4%	81.7%	2.0%	$154.65	$143.34	7.9%	$128.90	$117.08	10.1%	24.2%

South Atlantic
Florida	16	83.6%	82.8%	1.0%	$129.38	$123.49	4.8%	$108.21	$102.28	5.8%	9.2%
Georgia	5	73.3%	73.2%	0.1%	$105.12	$101.74	3.3%	$77.01	$74.49	3.4%	1.3%
Maryland	2	71.9%	70.0%	2.6%	$127.78	$125.84	1.5%	$91.83	$88.13	4.2%	0.9%
North Carolina	9	75.3%	76.1%	(1.1)%	$113.50	$109.48	3.7%	$85.45	$83.36	2.5%	3.9%
South Carolina	3	79.8%	77.1%	3.5%	$114.54	$109.50	4.6%	$91.44	$84.44	8.3%	1.3%
Virginia	14	72.6%	72.1%	0.7%	$132.50	$123.51	7.3%	$96.19	$89.01	8.1%	9.4%
South Atlantic Total	49	77.0%	76.5%	0.5%	$125.25	$118.86	5.4%	$96.39	$90.98	5.9%	26.0%

West North Central
Kansas	4	71.1%	71.0%	0.2%	$107.14	$105.79	1.3%	$76.22	$75.14	1.4%	1.0%
Minnesota	1	72.0%	73.0%	(1.4)%	$103.20	$101.59	1.6%	$74.27	$74.13	0.2%	0.3%
Missouri	4	77.2%	80.6%	(4.2)%	$133.46	$129.01	3.4%	$103.08	$104.02	(0.9)%	2.4%
Nebraska	1	73.1%	73.9%	(1.0)%	$135.40	$128.62	5.3%	$99.00	$95.01	4.2%	0.9%
West North Central Total	10	74.1%	75.7%	(2.1)%	$122.48	$119.15	2.8%	$90.77	$90.23	0.6%	4.6%

West South Central
Arkansas	4	68.9%	67.6%	1.9%	$115.98	$109.54	5.9%	$79.93	$74.07	7.9%	1.4%
Louisiana	4	75.8%	77.6%	(2.4)%	$127.95	$126.64	1.0%	$97.00	$98.33	(1.4)%	2.3%
Oklahoma	1	77.8%	75.2%	3.5%	$147.77	$161.19	(8.3)%	$115.00	$121.22	(5.1)%	1.2%
Texas	28	75.5%	75.9%	(0.6)%	$120.79	$118.19	2.2%	$91.14	$89.73	1.6%	12.9%
West South Central Total	37	75.0%	75.4%	(0.4)%	$122.46	$120.39	1.7%	$91.87	$90.72	1.3%	17.8%

Total Portfolio	179	77.1%	76.5%	0.8%	$131.63	$125.52	4.9%	$101.50	$96.06	5.7%	100.0%

Note: State categorization is based on STR, Inc. census region designation.

Page | 14
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Three Months and Trailing Twelve Months ended March 31
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change	Q1 2016
Upscale
Courtyard	34	70.6%	69.7%	1.2%	$136.89	$129.62	5.6%	$96.58	$90.33	6.9%	21.5%
Hilton Garden Inn	30	72.6%	73.8%	(1.6)%	$127.53	$124.59	2.4%	$92.59	$91.91	0.7%	16.5%
Homewood Suites	23	79.4%	77.1%	3.0%	$143.61	$137.79	4.2%	$114.01	$106.23	7.3%	13.2%
Residence Inn	27	76.2%	78.6%	(3.1)%	$137.52	$130.43	5.4%	$104.81	$102.56	2.2%	15.3%
SpringHill Suites	15	74.6%	71.7%	4.0%	$118.87	$105.47	12.7%	$88.62	$75.58	17.2%	7.9%
Upscale Total	129	74.0%	73.8%	0.3%	$133.63	$127.18	5.1%	$98.88	$93.83	5.4%	74.4%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	7	78.2%	78.9%	(0.9)%	$117.86	$111.92	5.3%	$92.12	$88.32	4.3%	3.3%
Hampton Inn/Hampton Inn & Suites	26	74.1%	75.8%	(2.3)%	$133.20	$129.83	2.6%	$98.67	$98.38	0.3%	14.3%
Home2 Suites	2	85.1%	85.1%	0.1%	$132.01	$131.06	0.7%	$112.40	$111.53	0.8%	1.6%
TownePlace Suites	8	75.7%	73.0%	3.7%	$98.46	$94.79	3.9%	$74.55	$69.18	7.8%	2.7%
Upper Midscale Total	43	75.5%	76.3%	(1.0)%	$124.92	$121.45	2.9%	$94.36	$92.65	1.8%	21.9%

Upper Upscale
Embassy Suites	2	74.9%	84.8%	(11.7)%	$160.13	$152.88	4.7%	$119.90	$129.57	(7.5)%	1.3%
Hilton	1	76.9%	78.9%	(2.5)%	$172.48	$165.74	4.1%	$132.63	$130.77	1.4%	1.4%
Marriott	3	64.8%	67.2%	(3.5)%	$134.49	$134.80	(0.2)%	$87.21	$90.55	(3.7)%	2.7%
Renaissance	1	79.6%	77.2%	3.1%	$206.98	$208.67	(0.8)%	$164.72	$161.02	2.3%	(1.7)%
Upper Upscale Total	7	70.4%	73.6%	(4.3)%	$156.35	$153.59	1.8%	$110.14	$113.07	(2.6)%	3.7%

Total Portfolio	179	74.1%	74.3%	(0.3)%	$133.16	$127.69	4.3%	$98.66	$94.90	4.0%	100.0%

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	TTM 2016	TTM 2015	% Change	TTM 2016	TTM 2015	% Change	TTM 2016	TTM 2015	% Change	TTM 2016
Upscale
Courtyard	34	73.8%	73.2%	0.8%	$137.55	$130.08	5.7%	$101.45	$95.21	6.6%	22.2%
Hilton Garden Inn	30	76.6%	76.4%	0.2%	$127.90	$122.49	4.4%	$97.92	$93.61	4.6%	17.5%
Homewood Suites	23	82.5%	79.3%	4.0%	$134.10	$128.19	4.6%	$110.62	$101.68	8.8%	11.8%
Residence Inn	27	80.0%	80.2%	(0.2)%	$139.45	$132.66	5.1%	$111.56	$106.36	4.9%	16.0%
SpringHill Suites	15	76.9%	75.8%	1.5%	$112.41	$101.38	10.9%	$86.49	$76.85	12.6%	7.0%
Upscale Total	129	77.4%	76.6%	1.0%	$131.93	$125.06	5.5%	$102.08	$95.77	6.6%	74.5%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	7	77.7%	78.4%	(0.8)%	$108.10	$101.56	6.4%	$84.03	$79.60	5.6%	2.7%
Hampton Inn/Hampton Inn & Suites	26	78.1%	77.6%	0.7%	$127.39	$123.52	3.1%	$99.55	$95.82	3.9%	13.3%
Home2 Suites	2	86.3%	87.5%	(1.4)%	$134.26	$127.88	5.0%	$115.83	$111.92	3.5%	1.6%
TownePlace Suites	8	73.2%	71.4%	2.4%	$93.20	$91.04	2.4%	$68.18	$65.02	4.9%	2.1%
Upper Midscale Total	43	77.7%	77.2%	0.6%	$119.38	$115.22	3.6%	$92.71	$88.94	4.2%	19.7%

Upper Upscale
Embassy Suites	2	78.0%	83.3%	(6.4)%	$175.08	$164.99	6.1%	$136.56	$137.42	(0.6)%	1.8%
Hilton	1	77.1%	78.9%	(2.3)%	$167.47	$158.97	5.3%	$129.05	$125.40	2.9%	1.3%
Marriott	3	66.2%	66.4%	(0.3)%	$135.00	$132.15	2.2%	$89.37	$87.75	1.8%	2.9%
Renaissance	1	86.9%	84.4%	2.9%	$275.57	$276.40	(0.3)%	$239.34	$233.35	2.6%	(0.2)%
Upper Upscale Total	7	72.7%	73.8%	(1.5)%	$170.09	$164.79	3.2%	$123.73	$121.69	1.7%	5.8%

Total Portfolio	179	77.1%	76.5%	0.8%	$131.63	$125.52	4.9%	$101.50	$96.06	5.7%	100.0%

Note:  Brand categorization is based on STR, Inc. census chain scale designation.

Page | 15
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Location
Three Months and Trailing Twelve Months ended March 31
(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change	Q1 2016
STR Location
Airport	12	85.4%	85.6%	(0.1)%	$140.55	$135.72	3.6%	$120.09	$116.11	3.4%	8.2%
Interstate	7	70.4%	72.8%	(3.3)%	$113.27	$109.71	3.3%	$79.73	$79.83	(0.1)%	2.9%
Resort	7	77.0%	77.9%	(1.1)%	$132.10	$128.09	3.1%	$101.68	$99.74	1.9%	4.5%
Small Metro/Town	16	68.4%	68.1%	0.4%	$117.10	$115.96	1.0%	$80.13	$79.00	1.4%	5.9%
Suburban	110	73.4%	73.5%	(0.1)%	$130.41	$123.17	5.9%	$95.69	$90.48	5.8%	58.1%
Urban	27	74.8%	75.1%	(0.5)%	$147.80	$145.22	1.8%	$110.51	$109.08	1.3%	20.4%

Total Portfolio	179	74.1%	74.3%	(0.3)%	$133.16	$127.69	4.3%	$98.66	$94.90	4.0%	100.0%

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	TTM 2016	TTM 2015	% Change	TTM 2016	TTM 2015	% Change	TTM 2016	TTM 2015	% Change	TTM 2016
STR Location
Airport	12	83.6%	82.4%	1.4%	$126.29	$119.01	6.1%	$105.58	$98.09	7.6%	6.1%
Interstate	7	75.6%	77.5%	(2.5)%	$114.17	$110.23	3.6%	$86.26	$85.44	1.0%	3.2%
Resort	7	80.0%	80.4%	(0.5)%	$134.08	$126.53	6.0%	$107.21	$101.67	5.4%	4.9%
Small Metro/Town	16	68.5%	66.9%	2.4%	$109.28	$105.79	3.3%	$74.91	$70.81	5.8%	4.8%
Suburban	110	77.1%	76.5%	0.8%	$127.41	$120.95	5.3%	$98.19	$92.51	6.1%	57.5%
Urban	27	77.9%	77.2%	1.0%	$155.77	$151.03	3.1%	$121.37	$116.54	4.1%	23.5%

Total Portfolio	179	77.1%	76.5%	0.8%	$131.63	$125.52	4.9%	$101.50	$96.06	5.7%	100.0%

Note:  Location categorization is based on STR, Inc. designation.

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Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com